FOR IMMEDIATE RELEASE	September 12, 2017
Contact: Susan M. Jordan
732-577-9996

MONMOUTH REAL ESTATE INVESTMENT CORPORATION

ANNOUNCES THE ELECTION OF GREG OTTO TO THE BOARD OF DIRECTORS

FREEHOLD, NJ, September 12, 2017…………..On September 12, 2017, the Board of Directors of Monmouth Real Estate Investment Corporation (NYSE: MNR) (the “Company”) increased the number of its directors from eleven to twelve. To fill the resulting vacancy, the Board elected Mr. Gregory Otto as a Class I Director, to serve for the remaining term of Class I Directors, until the Company’s 2019 annual meeting of stockholders and when his successor is duly elected and qualifies. The Board has determined that Mr. Otto is an independent director under the listing standards of the New York Stock Exchange.

Mr. Otto is an expert in logistics, transportation, trade and global markets. A graduate of the United States Merchant Marine Academy, he is a licensed US Merchant Marine deck officer, and has served as a Lieutenant in the US Naval Reserves since 2011. He has worked on world trade and maritime security for Paul F. Richardson & Associates since 2014. During that time, he also worked on maritime projects for the Office of the Chief of Naval Operations and the United States Navy. Prior to his work for Paul F. Richardson, beginning in 2011, he worked on maritime logistics for Maersk Line Limited. He is a member of the American Society of Transportation & Logistics, the Center for International Maritime Security, and the Washington International Trade Association.

Commenting on the announcement, Eugene W. Landy, Chairman of the Board, said, “Gregory Otto has extensive experience in logistics, global markets and international maritime security. With his appointment, the Board of Directors recognizes his breadth and depth of expertise in commerce, trade and cybersecurity, making him an excellent addition to our Board.”

ABOUT MONMOUTH REAL ESTATE INVESTMENT CORPORATION

Monmouth Real Estate Investment Corporation, founded in 1968, is one of the oldest public equity REITs in the U.S. The Company specializes in single tenant, net-leased industrial properties, subject to long-term leases, primarily to investment-grade tenants. Monmouth Real Estate Investment Corporation is a fully integrated and self-managed real estate company, whose property portfolio consists of 106 properties containing a total of approximately 18.3 million rentable square feet, geographically diversified across 30 states. In addition, the Company owns a portfolio of REIT securities.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended . Forward-looking statements provide the Company’s current expectations or forecasts of future events. Forward-looking statements include statements about the Company’s expectations, beliefs, intentions, plans, objectives, goals, strategies, future events, performance and underlying assumptions and other statements that are not historical facts, including with regard to the Company’s securities offering or the anticipated use of proceeds. You can identify forward-looking statements by their use of forward-looking words, such as “may,” “will,” “might,” “anticipate,” “estimate,” “project,” “expect,” “believe,” “intend,” “plan,” “should,” “seek” or comparable terms, or the negative use of those words, but the absence of these words does not necessarily mean that a statement is not forward-looking. The forward-looking statements are based on the Company’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to it. Forward-looking statements are not predictions of future events. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to the Company. Some of these factors are described under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” as included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2016 and its other periodic reports filed with the Securities and Exchange Commission, which are accessible on the Securities and Exchange Commission’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with other cautionary statements that are included in the filings. These and other risks, uncertainties and factors could cause the Company’s actual results to differ materially from those included in any forward-looking statements it makes. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for the Company to predict those events or how they may affect it. Except as required by law, the Company is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should not place undue reliance on these forward-looking statements, as events described or implied in such statements may not occur.